UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2020

Utz Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street

Hanover, PA 17331

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

Collier Creek Holdings

200 Park Avenue, 58th Floor

New York, New York 10166

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	UTZ.WS	New York Stock Exchange

Introductory Note

The Business Combination

On August 28, 2020, Collier Creek Holdings (“Collier Creek”) domesticated into a Delaware corporation (the “Domestication”) and consummated the acquisition of certain company units of Utz Brands Holdings, LLC (“Utz”), the parent of Utz Quality Foods, LLC (“Utz Quality Foods”), as a result of a new issuance by Utz and purchases from Utz’s existing equityholders pursuant to a Business Combination Agreement, dated as of June 5, 2020 (as amended or supplemented from time to time, the “Business Combination Agreement”) among Collier Creek, Utz and Series U of UM Partners, LLC (“Series U”) and Series R of UM Partners, LLC (“Series R” and together with Series U, the “Sellers”) (the Domestication and the transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”), following the approval at the extraordinary general meeting of the shareholders of Collier Creek held on August 27, 2020 (the “Shareholders Meeting”). In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from Collier Creek Holdings to Utz Brands, Inc. (the “Company”). Unless otherwise defined herein, capitalized terms used in this Current Report on Form 8-K have the same meaning as set forth in the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2020 by Collier Creek.

The Consideration

Pursuant to the terms of the Business Combination Agreement, the aggregate consideration for the Business Combination (the “Business Combination Consideration”) payable or issuable by Collier Creek in exchange for 59,369,050 common units representing limited liability company interests of Utz (each such unit, a “Common Company Unit”), including 2,000,000 units representing restricted limited liability company interests of Utz, which immediately converted at Closing into Common Company Units upon the satisfaction of certain performance-based vesting conditions (the “Restricted Company Units”), is comprised of (i) an amount in cash (the “UPA Seller Preferred Equity Purchase Consideration”), which was used by Collier Creek at the Closing to acquire the preferred units in Sellers owned by BSOF SN LLC (“UPA Seller”), which units were immediately redeemed by the Sellers at the Closing in exchange for a portion of the Common Company Units and Restricted Company Units acquired by Collier Creek, (ii) an amount in cash (the “UPA Seller Common Equity Purchase Consideration”), which was used by Collier Creek at the Closing to acquire the common units in the Sellers owned by UPA Seller, which units were immediately redeemed by the Sellers at the Closing in exchange for a portion of the Common Company Units and Restricted Company Units acquired by Collier Creek, (iii) $60 million less the UPA Seller Common Equity Purchase Consideration less certain amounts (the “Deducted Amount”) with respect to transactions by the Sellers and certain of their related parties following December 30, 2019 (the “Net Cash Consideration”) to acquire from the Sellers a portion of the Common Company Units and Restricted Company Units acquired by Collier Creek at the Closing, (iv) 61,249,000 shares of Class V common stock of the Company, par value $0.0001 per share (the “Class V Common Stock”); and (v) a cash contribution to Utz (the “Contribution Amount”) in an amount equal to (a) $452.6 million, representing the aggregate amount held in the trust account of Collier Creek, following the redemption (the “Redemption”) of 5,950 Class A ordinary shares of Collier Creek sold in an initial public offering of Collier Creek’s securities (the “Public Shares”) for the aggregate amount of $61,208.29, together with interest thereon, plus (b) $35.0 million of proceeds from the forward purchases (the “Forward Purchases”) of 3,500,000 Class A ordinary shares (the “Forward Purchase Shares”) and 1,166,666 redeemable warrants (the “Forward Purchase Warrants”) of Collier Creek pursuant to certain forward purchase agreements (the “Forward Purchase Agreements”) dated as of September 7, 2018, among Collier Creek, Collier Creek Partners LLC (the “Sponsor”) and Collier Creek’s independent directors, plus (c) cash on hand of Collier Creek, consisting of $51,819.94 at the Closing, less (d) the UPA Seller Preferred Equity Purchase Consideration, less (e) the UPA Seller Common Equity Purchase Consideration and (f) the Net Cash Consideration, which Contribution Amount was contributed to Utz at the Closing in exchange for the issuance by Utz of a portion of the Common Company Units and Restricted Company Units acquired by Collier Creek. At the Closing there were no Deducted Amounts.

The Performance Interests

The Sponsor, the founders of Collier Creek and certain of their respective affiliates and family members (the “Founder Holders”), and Collier Creek’s independent directors (collectively, the “Sponsor Parties”), the Sellers and the Company were entitled to a portion of their equity in connection with the Business Combination in the form of performance-based interests, which took the form of the Restricted Company Units (held by the Sellers and the Company) and the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), which is comprised of the Company’s Series B-1 Common Stock and Series B-2 Common Stock, held by the Sponsor Parties (the “Restricted Sponsor Shares”), which corresponded to the Restricted Company Units held by the Company on a one-to-one basis. The Restricted Company Units vest and become Common Company Units as follows: (i) half of the Restricted Company Units will vest at such time as the volume-weighted average price as described in the LLC Agreement (the “VWAP”) for three consecutive trading days preceding such date (the “3-day VWAP”) of the Class A Common Stock, par value $0.0001 per share, (“Class A Common Stock”) is at least $12.50, which dollar threshold is decreased by the aggregate amount of dividends per share paid by the Company after the Closing, and (ii) the other half of the Restricted Company Units vest at such time as the 3-day VWAP of the Class A Common Stock is at least $15.00, which dollar threshold is decreased by the aggregate amount of dividends per share paid by the Company after the Closing, (iii) any then-unvested Restricted Company Units vest upon the consummation of a qualifying change of control of the Company or Utz and (iv) any then-unvested Restricted Company Units, to the extent the liquidation value of the Common Company Units, taking into account the vesting of such Restricted Company Units and payment of any relevant Catch-Up Payment (as defined below), meet the VWAP-based vesting threshold set forth in clause (i) and/or (ii) above with respect to any such Restricted Company Units, vest upon such qualifying liquidation. The Restricted Sponsor Shares will convert into Class A Common Stock of the Company upon the vesting of the same number of Restricted Company Units held by the Company.

The Company’s Board of Directors (the “Company Board”) determined that the vesting thresholds set forth in clauses (i) and (ii) in the immediately preceding paragraph above had been satisfied as of Closing and, accordingly, (x) all of the Restricted Company Units, immediately converted at Closing into the same number of Common Company Units and (y) all of the Restricted Sponsor Shares vested upon Closing and the same number of shares of Class A Common Stock were issued in lieu thereof.

Cash Payments Delivered in connection with the Closing

At Closing, Collier Creek delivered to Utz the Contribution Amount, $240.4 million of which was applied to repay certain indebtedness and expenses of Utz as contemplated by the Business Combination Agreement. In addition, Collier Creek paid approximately $154.5 million to the UPA Seller, consisting of (i) the UPA Seller Preferred Equity Purchase Consideration, which was used by Collier Creek at the Closing to acquire the preferred units in Sellers owned by the UPA Seller, which units were immediately redeemed by the Sellers at the Closing in exchange for a portion of the Common Company Units and Restricted Company Units acquired by Collier Creek, and (ii) the UPA Seller Common Equity Purchase Consideration, which was used by Collier Creek at the Closing to acquire the common units in the Sellers owned by UPA Seller, which units were immediately redeemed by the Sellers at the Closing in exchange for a portion of the Common Company Units and Restricted Company Units acquired by Collier Creek.

Collier Creek also paid the Net Cash Consideration of approximately $44.7 million to the Sellers to acquire a portion of the Common Company Units and Restricted Company Units acquired by Collier Creek at the Closing.

Item 1.01.	Entry into Material Definitive Agreement.

Third Amended and Restated Limited Liability Company Agreement

On August 28, 2020, in connection with the Closing, the existing second amended and restated limited liability company agreement of Utz was further amended and restated in its entirety to become the Third Amended and Restated Limited Liability Company Agreement of Utz, by and among the Company and the Sellers (the “Third Amended and Restated Limited Liability Company Agreement”).

Rights of the Units

Following the Closing, the Common Company Units will be entitled to share in the profits and losses of Utz and to receive distributions as and if declared by the managing member of the Company and will have no voting rights.

The Third Amended and Restated Limited Liability Company Agreement contains provisions which require that a one-to-one ratio is maintained between interests held by the Company in Utz and the common stock outstanding in the Company, subject to certain exceptions (including in respect of management equity which has not been settled in Company common stock). In addition, the Third Amended and Restated Limited Liability Company Agreement permits the Company, in its capacity as the managing member, to take actions to maintain such ratio, including in connection with stock splits, combinations, recapitalizations and exercises of the Sellers’ exchange rights (described below).

The Company, as the managing member of Utz, has the authority to create new equity interests in Utz, and establish the rights and privileges of such interests.

Management

The Company, as the managing member of Utz following the Closing, has the sole authority to manage the business and affairs of Utz in accordance with the Third Amended and Restated Limited Liability Company Agreement or applicable law. The business, property and affairs of Utz will be managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.

Distributions

Immediately following the Closing, the Company Board adopted a distribution policy in respect of Utz, pursuant to which the Company, as the managing member of Utz, will declare quarterly ordinary distributions and tax distributions, out of available cash, available borrowings and other funds legally available therefor, unless prohibited by applicable law and subject to applicable restrictions in Utz’s bank financing agreements. The Third Amended and Restated Limited Liability Company Agreement provides for quarterly ordinary distributions as well as quarterly tax distributions, in each case payable in accordance with the Third Amended and Restated Limited Liability Company Agreement and Utz’s distribution policy, to the holders of Common Company Units on a pro rata basis based upon, with respect to tax distributions, an agreed-upon formula related to the taxable income of Utz allocable to holders of Common Company Units. Generally, these tax distributions will be computed based on the Company’s estimate of the taxable income of Utz allocable to each holder of Common Company Units (based on certain assumptions) multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate applicable to an individual resident in Pennsylvania or a U.S. corporation (whichever is higher), taking into account all jurisdictions in which the Company is required to file income tax returns and the relevant apportionment information and the character of Utz’s income, subject to various adjustments. Distributions, including tax distributions, will be made to holders of Common Company Units on a pro rata basis.

Upon the liquidation or winding up of Utz, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Common Company Units on a pro rata basis.

Transfer Restrictions

The Third Amended and Restated Limited Liability Company Agreement contains restrictions on transfers of units and requires the prior consent of the managing member for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Common Company Units for Class A Common Stock after the Lock-up Period pursuant to the Investor Rights Agreement has expired. The “Lock-up Period” is the period commencing on the date of Closing and ending on the earlier of (i) the date that is one year following the date of Closing, or August 28, 2021, and (ii) the date that the closing price of a share of Class A Common Stock on the New York Stock Exchange (“NYSE”) or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted or admitted to trading equals or exceeds $12.00 (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of Closing.

Exchange of Common Company Units for Class A Common Stock

The Sellers will, from and after the one-year anniversary of the Closing, or such earlier time as the Lock-Up Period ends pursuant to the Investor Rights Agreement, up to twice per calendar quarter in the aggregate, be able to exchange all or any portion of their Common Company Units, together with the cancellation of an equal number of shares of Class V Common Stock, for a number of shares of Class A Common Stock equal to the number of exchanged Common Company Units by delivering a written notice to Utz, with a copy to the Company; provided that no holder of Common Company Units may exchange less than 100,000 Common Company Units in any single exchange unless exchanging all of the Common Company Units held by such holder at such time, subject in each case to the limitations and requirements set forth in the Third Amended and Restated Limited Liability Company Agreement regarding such exchanges. Notwithstanding the foregoing, the Company may, at its sole discretion, in lieu of delivering shares of Class A Common Stock for any Common Company Units surrendered for exchange, pay an amount in cash per Common Company Unit equal to the 5-day VWAP of the Class A Common Stock ending on the day immediately prior to the date of the giving of the written notice of the exchange.

Exchange Ratio

For each Common Company Unit exchanged, one share of Class V Common Stock will be canceled and one share of Class A Common Stock will be issued to the exchanging member (unless the Company elects to pay an amount in cash in lieu thereof as described above). The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Common Company Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or, by any such subdivision or combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Common Company Units. If the Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging Common Company Unit holder will be entitled to receive such security, securities or other property.

Restrictions on Exchange

The Company may limit the rights of holders of Common Company Units to exchange their Common Company Units under the Third Amended and Restated Limited Liability Company Agreement if the Company determines in good faith that such restrictions are necessary so that Utz will not be classified as a “publicly traded partnership” under applicable tax laws and regulations.

Expenses

Utz will reimburse all of the Company’s expenses in connection with its ownership and management of Utz and its business (other than certain expenses, such as income taxes and payment obligations under the Tax Receivable Agreement (the “Tax Receivable Agreement”) entered into on August 28, 2020, in connection with the Closing, by and among the Company and the Sellers).

This summary is qualified in its entirety by reference to the text of the Third Amended and Restated Limited Liability Company Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Receivable Agreement

On August 28, 2020, in connection with the Closing, the Company entered into the Tax Receivable Agreement with the Sellers.

Pursuant to the Tax Receivable Agreement, the Company will be required to pay to the Sellers or exchanging holders of Common Company Units, as applicable, 85% of the tax savings that the Company realizes as a result of increases in tax basis in Utz’s assets as a result of the sale of Common Company Units for the Net Cash Consideration, the purchase and redemption of the common units and preferred units in the Sellers and the future exchange of the Common Company Units for shares of Class A Common Stock (or cash) pursuant to the Third Amended and Restated Limited Liability Company Agreement and certain other tax attributes of Utz and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration rights occur.

This summary is qualified in its entirety by reference to the text of the Tax Receivable Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Rights Agreements

In connection with the Closing, on August 28, 2020, the Company entered into an Investor Rights Agreement with the Sellers, the Sponsor Parties and the Sponsor’s representative (the “Sponsor Representative”) (the “Investor Rights Agreement”).

Director Appointment

Under the Investor Rights Agreement, subject to certain step down provisions, the Sellers have the right to nominate five board members (the “Seller Nominees”) and the Sponsor or Sponsor Representative, as applicable, has the right to nominate five board members (the “Sponsor Nominees”). The five Seller Nominees and the five Sponsor Nominees comprise the Company Board appointed in connection with the Domestication. Two Seller Nominees and one Sponsor Nominee were nominated as Class I Directors with terms ending at the Company’s 2021 Annual Meeting; one Seller Nominee and two Sponsor Nominees were nominated as Class II Directors with terms ending at the Company’s 2022 Annual Meeting; and two Seller Nominees and two Sponsor Nominees were nominated as Class III Directors with terms ending at the Company’s 2023 Annual Meeting. See Form 10 Information – Directors and Executive Officers.

Voting

Under the Investor Rights Agreement, the Sponsor and the Sellers have agreed to vote all of their respective shares of Class A Common Stock and Class V Common Stock, as applicable, in favor of the nominees of each of the Sellers and the Sponsor.

Certain Consent Rights

For so long as the Sellers (together with their permitted transferees) hold economic interests in Utz and the Company (without duplication) representing more than 50% of the economic interests held by the Sellers immediately after the Closing (subject to certain restrictions), the Sellers will have a consent right over (i) any direct or indirect sale (including by way of merger, consolidation, transfer, sale or other business combination) of greater than 50% of the Company’s property, assets or voting securities or greater than 50% of the property, assets or voting securities of Utz or Utz Quality Foods, (ii) any liquidation or dissolution of the Company, Utz or Utz Quality Foods, (iii) modifications to the charter or bylaws of the Company that materially and adversely impact the Sellers in their capacity as shareholders of the Company or equityholders of Utz, (iv) moving the Company or any of its consolidated subsidiaries’ headquarters from Hanover, PA, or (v) changing the name of the Company or any of its consolidated subsidiaries.

Registration Rights

The Investor Rights Agreement terminated the original Registration Rights Agreement that was entered into by Collier Creek, the Sponsor and certain independent directors of Collier Creek on October 4, 2018 in connection with the initial public offering of Collier Creek’s securities.

Under the Investor Rights Agreement, the Sellers and the Sponsor (or its successors in interest, including acting through the Sponsor Representative) are entitled to make unlimited written demands for registration under the Securities Act of 1933, as amended (the “Securities Act”) of all or part of their shares of Class A Common Stock, so long as, in the case of an underwritten offering, such demand is for at least $10,000,000 in shares of Class A Common Stock (or $35,000,000 in shares of Class A Common Stock for a fully marketed offering). In addition, subject to certain exceptions, the Sellers and the Sponsor (or its successors in interest, including acting through the Sponsor Representative) will be entitled to request in writing that the Company register the resale of any or all of their Class A Common Stock on Form S-3 and any similar short-form registration that may be available at such time as a “shelf registration.” Subject to certain customary exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, the Company will give notice to the relevant security holders party to the Investor Rights Agreement as to the proposed filing and offer such security holders an opportunity to register the sale of such number of Class A Common Stock as requested by such security holders in writing, subject to customary cutbacks in an underwritten offering. Any other security holders of the Company with piggyback registration rights may also participate in any such registrations, subject to customary cutbacks in an underwritten offering. The Company has customary rights to postpone any registration statements for certain events. If the registration is through an underwritten offering, certain of the Company’s security holders will agree to lockup restrictions on the same basis as the Company’s directors and executive officers.

Under the Investor Rights Agreement, the Company will agree to indemnify the security holders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of Class A Common Stock, unless such liability arose from their misstatement or omission, and the security holders will agree to indemnify the Company and its officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

Information Access

Under the Investor Rights Agreement, the Company agrees that directors may share any information concerning the Company and its subsidiaries received by the directors with the party that nominated such directors and such party’s designated representatives.

Transfers

Sponsor and Sellers will not be able to transfer shares beneficially owned or otherwise held by them prior to the termination of the Lock-up Period, subject to certain customary exceptions including:

•	transfers to certain permitted transferees, such as a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person; and

•	in the case of an individual, to a charitable organization, by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order.

Termination

The director appointment and voting rights under the Investor Rights Agreement will terminate as to a party when such party (either the Sellers or the Sponsor and the Founder Holders, as a group), no longer has the right to appoint a director (which occurs when such group has less than 15% of the economic interests in the Company and Utz that it owned immediately after the Closing). The registration rights in the Investor Rights Agreement will terminate as to each holder of shares of the Company’s common stock when such holder ceases to hold any such common stock of the Company or securities exercisable or exchangeable for such common stock.

This summary is qualified in its entirety by reference to the text of the Investor Rights Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Standstill Agreement

On August 28, 2020, in connection with the Closing, the Company entered into a Standstill Agreement (the “Standstill Agreement”) with Sellers, the Sponsor, the Founder Holders and certain related parties of the Sellers.

Under the Standstill Agreement, the Sellers and certain related parties of the Sellers agreed that until the third anniversary of the Closing Date, or August 28, 2023, that they shall not acquire or attempt to acquire any additional common stock of the Company in excess of 55.8% of the voting power of the Company on a fully-diluted basis, subject to certain exceptions. Under such agreement, the Sellers, certain related parties of the Sellers, the Sponsor and the Founder Holders agreed that (i) until such parties are no longer able to designate a director to the Company Board pursuant to the Investor Rights Agreement, such parties shall not solicit proxies to vote or seek to advise or influence any person with respect to the voting of any securities of the Company in favor of electing any person as a director who is not nominated pursuant to the Investor Rights Agreement or by the board or to approve stockholder proposals related thereto; and (ii) until the annual meeting of stockholders held by the Company after the third anniversary of the completion of the Business Combination, or August 28, 2023, such parties shall not take certain actions contrary to the governance structure of the Company other than in accordance with the Investor Rights Agreement.

This summary is qualified in its entirety by reference to the text of the Standstill Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Arrangements

In connection with the Business Combination, the Company entered into an offer letter with Dylan B. Lissette to serve as Chief Executive Officer of the Company (the “Lissette Offer Letter”). Under the Lissette Offer Letter, Mr. Lissette’s service to the Company will commence on an at-will basis, subject to the terms and conditions set forth in the Lissette Offer Letter. Mr. Lissette’s initial base salary will be $750,000 and subject to annual review by the Compensation Committee of the Company Board. Mr. Lissette will also be eligible to participate in the annual bonus award plan, subject to the terms and conditions approved by the Compensation Committee. The target bonus will be 100% of Mr. Lissette’s annual base salary, with a maximum bonus equal to 200% of his annual base salary. Mr. Lissette is also eligible to participate in the 2020 Omnibus Equity Incentive Plan (the “EIP”), the terms of which are described in greater detail in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 3: The Equity Incentive Plan Proposal.” Mr. Lissette’s initial grants under the EIP consist of a stock option to purchase up to 149,204 shares of Class A Common Stock and performance share units, which settle into 49,735 shares of Class A Common Stock at target level performance The performance share units earned will be based on a total shareholder return performance metric as measured against a peer group. In addition, Mr. Lissette’s outstanding awards under the Utz Quality Foods, LLC 2018 Long-Term Incentive Plan (the “2018 LTIP”) were converted into restricted stock units, as set forth in the Business Combination Agreement and described in greater detail in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 3: The Equity Incentive Plan Proposal.” In addition, Mr. Lissette is eligible to participate in the Utz Brands, Inc. Change in Control Severance Benefit Plan, which provides for severance in connection with certain qualifying terminations, including qualifying terminations in connection with a change in control, as described in greater detail in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Utz—Key Compensation Action in 2020—Change in Control, Severance and Retirement Benefits—Utz Brands, Inc. Change in Control Severance Benefit Plan.”

The description of the offer letter, dated June 27, 2017, pursuant to which Ajay Kataria jointed Utz Quality Foods as Senior Vice President of Finance is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Utz―Narrative Disclosure to Summary Compensation Table―Employment Arrangements,” which is incorporated herein by reference.

This summary is qualified in its entirety by reference to the text of the Lissette Offer Letter and the Kataria Offer Letter, which are included as Exhibit 10.10 and Exhibit 10.11, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On the trading day following the Closing, the Company’s units ceased trading, and the Company’s Class A Common Stock and warrants to purchase Class A Common Stock of the Company began trading on NYSE under the symbols “UTZ” and “UTZ.WS”, respectively.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Collier Creek was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to Collier Creek, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future performance of, and anticipated financial impact on, the Company following the Business Combination;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and the Company management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the proposed Business Combination disrupts current plans and operations;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Company to grow and manage growth profitably and retain its key employees;

•	the outcome of any legal proceedings that may be instituted against the Company following the consummation of the Business Combination;

•	changes in applicable laws or regulations;

•	costs related to the Business Combination;

•	the inability of the Company to maintain the listing of the Company’s Class A Common Stock on the New York Stock Exchange;

•	the inability to develop and maintain effective internal controls;

•	the risk that the Company’s gross profit margins may be adversely impacted by a variety of factors, including variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support;

•	changes in consumers’ loyalty to the Company’s brands due to factors beyond the Company’s control;

•	changes in demand for the Company’s product affected by changes in consumer preferences and tastes or if the Company is unable to innovate or market its products effectively;

•	costs associated with building brand loyalty and interest in the Company’s products which may be affected by the Company’s competitors’ actions that result in the Company’s products not suitably differentiated from the products of competitors;

•	fluctuations in results of operations of the Company from quarter to quarter because of changes in promotional activities;

•	the possibility that the Company may be adversely affected by other economic, business or competitive factors; and

•	other risks and uncertainties indicated in this Current Report on Form 8-K, including those set forth under the section entitled “Risk Factors.”

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section titled “Information About Utz Brands” and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company are described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference.

Financial Information

The selected statement of operations data and statement of cash flows for Utz’s fiscal year 2019, fiscal year 2018 and fiscal year 2017 and certain balance sheet data as of December 29, 2019 and December 30, 2018 are described in the Proxy Statement/Prospectus in the section titled “Selected Historical Combined Financial and Other Data of Utz” and that information is incorporated herein by reference. In addition, the selected statement of operations data and statement of cash flows for Utz’s interim period ended June 28, 2020 and June 30, 2019 and certain balance sheet data as of June 28, 2020 is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Information responsive to Item 2 of Form 10 is set forth in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Utz” and that information is incorporated herein by reference. Also included as Exhibit 99.5 and incorporated herein by reference is Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company for the thirteen and twenty-six weeks ended June 28, 2020 and June 30, 2019.

Properties

The facilities of the Company are described in the Proxy Statement/Prospectus in the section titled “Information About Utz Brands– Properties and Facilities,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock upon the completion of the Business Combination by:

•	each person known by the Company to be the beneficial owner of more than 5% of the shares of any class of the Company’s common stock;

•	each of the Company’s named executive officers and directors; and

•	all officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of the Company’s common stock immediately following completion of the Business Combination is based on the following: (i) an aggregate of 59,369,050 shares of Class A Common Stock issued and outstanding immediately following the completion of the Business Combination (including Class B Common Stock which converted into shares of Class A Common Stock of the Company upon completion of the Business Combination, (ii) 61,249,000 shares of Class V Common Stock that were issued upon the completion of the Business Combination with Sellers retaining one Company Common Unit for each share of Class V Common Stock issued to Sellers and assuming no such Company Common Units retained at the Closing are exchanged for Class A Common Stock until the twelve month anniversary of the Closing; provided that, the information below excludes the shares of Class A Common Stock reserved for future awards under the EIP.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 900 High Street, Hanover, PA 17331.

	Beneficial Ownership
Name and Address of Beneficial Owner	Class A Common Stock	% of Class	Class V Common Stock(1)	% of Class	% of Total Voting Power(2)
Directors and Named Executive Officers:
John Altmeyer	15,000	*	—	—	*
Timothy P. Brown	10,000	*	—	—	*
Christina Choi	—	—	—	—	—
Roger K. Deromedi(3)	22,880,000	33.9%	—	—	17.8%
Antonio F. Fernandez(4)	178,333	*	—	—	*
Jason K. Giordano(3)	22,880,000	33.9%	—	—	17.8%
B. John Lindeman	—	—	—	—	—
Dylan B. Lissette	—	—	—	—	—
Michael W. Rice(5)	—	—	—	—	—
Craig D. Steeneck(6)	252,500	*	—	—	*
Cary Devore	—	—	—	—	—
Ajay Kataria	—	—	—	—	—
All post-Business Combination Directors and Executive Officers as a Group (17 persons)	23,335,833	34.5%	—	—	18.1%
Greater than Five Percent Holders:
Collier Creek Partners LLC(3)	22,880,000	33.9%	—	—	17.8%
T. Rowe Price Associates, Inc.(7)	5,185,983	8.7%	—	—	4.3%
Manulife Investment Management Limited(8)	3,181,677	5.4%	—	—	2.6%
HGC Investment Management Inc.(9)	3,480,035	5.9%	—	—	2.9%
Southpoint Master Fund, LP(10)	3,959,164	6.6%	—	—	3.3%
Series U of UM Partners, LLC(11)	—	—	52,061,650	85.0%	43.2%
Series R of UM Partners, LLC(11)	—	—	9,187,350	15.0%	7.6%

*	Less than one percent.
(1)	Class V Common Stock will entitle the holder thereof to one vote per share. Subject to the terms of the Third Amended and Restated Limited Liability Company Agreement, the Common Company Units, together with an equal number of shares of Class V Common Stock, are exchangeable for shares of Class A Common Stock on a one-for-one basis from and after the one-year anniversary of the Closing, subject to earlier termination upon the occurrence of certain events.
(2)	Represents percentage of voting power of the holders of Class A Common Stock and Class V Common Stock of the Company voting together as a single class. See the disclosure in the Proxy Statement/Prospectus in the section titled “Description of the Company’s Securities—Class V Common Stock—Voting Rights.”
(3)	Collier Creek Partners LLC is the record holder of such shares. Chinh E. Chu, Roger K. Deromedi and Jason K. Giordano are the managers of Collier Creek Partners LLC and share voting and investment discretion with respect to the shares held of record by Collier Creek Partners LLC. The information above represents the 14,680,000 shares of Class A Common Stock held by Sponsor, warrants to acquire up to 7,200,000 shares of common stock initially issued to Sponsor simultaneously with the closing of the initial public offering of Collier Creek’s securities (the “Private Placement Warrants”), and Forward Purchase Warrants to acquire up to 1,000,000 shares of Class A Common Stock. Each of Messrs. Chu, Deromedi and Giordano disclaims beneficial ownership over any securities owned by Collier Creek Partners LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of Collier Creek Partners LLC is 200 Park Avenue, 58th Floor, New York, New York 10166.
(4)	Represents 145,000 shares of Class A Common Stock and Forward Purchase Warrants to acquire up to 33,333 shares of Class A Common Stock.
(5)	Does not include indirect interest in securities held by the Sellers.
(6)	Represents 202,500 shares of Class A Common Stock and Forward Purchase Warrants to acquire up to 50,000 shares of Class A Common Stock.
(7)	Includes shares of Class A Common Stock beneficially held by T. Rowe Price Associates, Inc. (“Price Associates”), based solely on the Schedule 13G filed by Price Associates with the SEC on February 14, 2020. The business address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.
(8)	Includes shares of Class A Common Stock beneficially held by Manulife Financial Corporation (“MFC”) and MFC’s indirect, wholly-owned subsidiaries, Manulife Investment Management Limited (“MIML”), based solely on the Schedule 13G filed jointly by MFC and MIML with the SEC on February 12, 2020. The business address of MFC and MIML is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5.
(9)	Includes shares of Class A Common Stock beneficially held by HGC Investment Management Inc. (“HIM”) and HGC Arbitrage Fund LP (“HAF”), based solely on the Schedule 13G filed by HIM with the SEC on February 14, 2020. The business address of HAF is 1114 Avenue of the Americas, 22nd Floor, New York, NY 10036.
(10)	Represents 2,898,608 shares of Class A Common Stock and warrants to acquire up to 1,060,557 shares of Class A Common Stock beneficially held by Southpoint Master Fund, LP, Southpoint Capital Advisors LP, Southpoint Capital Advisors LLC, Southpoint GP, LP, Southpoint GP, LLC and John S. Clark II (collectively, “Southpoint”), based solely on the Schedule 13G filed by Southpoint with the SEC on July 15, 2020. The business address of Southpoint is 366 Adelaide, Suite 601, Toronto, Ontario M5V 1R9, Canada.
(11)	UM Partners, LLC is a series LLC, consisting of two separate protected series, each of which has separate members, managers, ownership interests, assets, debts, liabilities, obligations and expenses. The boards of managers of each of Series U of UM Partners LLC and Series R of UM Partners LLC consist of five members and act by majority approval. Each of the members of the boards of managers of Series U of UM Partners LLC and Series R of UM Partners LLC disclaims beneficial ownership of any of our shares of Class V Common Stock, other than to the extent of any pecuniary interest he or she may have therein, directly or indirectly.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management of the Company Following the Business Combination,” which is incorporated herein by reference.

Executive Compensation

The compensation of the named executive officers of Collier Creek before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Directors, Officers, Executive Compensation and Corporate Governance of Collier Creek Prior to the Business Combination,” which is incorporated herein by reference. The compensation of the named executive officers of Utz before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Utz,” which is incorporated herein by reference.

The information set forth in this Current Report on Form 8-K under Item 5.02 is incorporated in this Item 2.01 by reference.

At the Shareholders Meeting, Collier Creek’s shareholders approved the EIP. A description of the material terms of the EIP is set forth in the section of the Proxy Statement/Prospectus titled “Shareholder Proposal 3—The Equity Incentive Plan Proposal,” which is incorporated herein by reference. This summary is qualified in its entirety by reference to the complete text of the EIP, a copy of which is attached as Exhibit 10.12 to this Current Report on Form 8-K.

Certain Relationships and Related Transactions, and Director Independence

The certain relationships and related person transactions of Collier Creek and Utz are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” are incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement/Prospectus titled “Management of the Company Following the Business Combination–Director Independence,” which is incorporated herein by reference.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement—Third Amended and Restated Limited Liability Company Agreement,” “—Tax Receivable Agreement,” “—Investor Rights Agreement,” “—Standstill Agreement,” “—Employment Arrangements” and “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—2020 Omnibus Equity Incentive Plan” “—Compensatory Plans, Contracts or Arrangements” and “—Restricted Stock Units Under 2020 Long-Term Incentive Plan” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The Company adopted a formal written policy effective upon the Business Combination providing that persons meeting the definition of “Related Person” under Item 404(a) of Regulation S-K such as the Company’s executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock and any member of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with the Company without the approval of the Company’s audit committee, subject to the exceptions described below.

A related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company was or is to be a participant in which the amount involves exceeds $120,000 in the aggregate, and in which a related party had or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee or director and certain other transactions are not covered by this policy.

Under the policy, the audit committee will review information that it deems reasonably necessary to enable the Company to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information About Collier Creek—Legal Proceedings” and “Information About Utz—Legal Proceedings,” which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Following the Closing of the Business Combination, the Company’s Class A Common Stock began trading on the NYSE under the symbol “UTZ” and its warrants began trading on the NYSE under the symbol “UTZ.WS” on August 31, 2020. Collier Creek has not paid any cash dividends on its ordinary shares to date.

The Company’s Board of Directors, in its sole discretion, will make any determination from time to time with respect to the use of any excess cash accumulated, which may include, among other uses, the payment of dividends on the Company’s Class A Common Stock. At the Closing, the Company Board adopted a dividend policy, pursuant to which the Company will make quarterly dividends on the Class A Common Stock, to the extent the Company Board determines that the Company has available cash, available borrowings and other funds legally available therefor, taking into account the retention of any amounts necessary to satisfy the obligation of the Company that will not be reimbursed by Utz, taxes and under the Tax Receivable Agreement, and any restrictions contained in any applicable bank financing agreement by which the Company or its subsidiaries are bound. The Company Board expects to declare and pay a dividend on the outstanding shares of Class A Common Stock in an aggregate amount of no less than $0.20 per share of Class A Common Stock with respect to the four fiscal quarters immediately following Closing (such dividend amount subject to adjustment for stock splits, reverse splits and other similar matters). Notwithstanding the foregoing, the Company will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders.

Information regarding Collier Creek’s common stock, rights and units and related stockholder matters are described in the Proxy Statement/Prospectus in the sections titled “Description of the Company’s Securities” and “Securities Act Restrictions on Resale of the Company’s Securities” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the sections titled “Description of the Company’s Securities” and “Shareholder Proposal 1: The Domestication Proposal—Comparison of Shareholder Rights under the Applicable Corporate Law Before and After the Domestication,” which are incorporated herein by reference.

Indemnification of Directors and Officers

The description of the indemnification arrangements with the Company’s directors and officers is contained in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions—Indemnification of Directors and Officers,” which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements of the Company and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.

Item 2.02	Results of Operations and Financial Condition

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements of the Company and the disclosure contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed as Exhibit 99.5 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

Forward Purchases

In connection with the Closing of the Business Combination, on August 28, 2020, pursuant to the Forward Purchase Agreements, Collier Creek consummated the sale and issuance of 3,500,000 Forward Purchase Shares and Forward Purchase Warrants to acquire up to 1,166,666 Class A ordinary shares at $11.50 per share, for aggregate proceeds of $35,000,000. Upon the Closing of the Business Combination, all shares of Collier Creek Class A ordinary shares were converted into Class A Common Stock of the Company.

The sale and issuance of securities under the Forward Purchase Agreement were made to the Sponsor and Collier Creek’s independent directors, each of whom is an accredited investor in reliance on Rule 506 of Regulation D under the Securities Act. No separate fees or commissions were paid to placement agents other than payments made to such institutions for other services rendered in connection with the Collier Creek initial public offering or the Business Combination.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 2: The Business Combination Proposal—Forward Purchase Agreements” which is incorporated herein by reference.

This summary is qualified in its entirety by reference to the text of the form of Forward Purchase Agreements, which are included as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Class V Common Stock

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Upon the Closing, the Company issued 61,249,000 shares of Class V Common Stock to the Sellers in connection with the Closing of the Business Combination. The issuance was made to the Sellers, each of whom is an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Restricted Stock Units

Reference is made to the disclosure set forth under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—Restricted Stock Units Under 2020 Long-Term Incentive Plan” of this Current Report on Form 8-K in respect of the 2020 LTIP RSUs that will settle into an aggregate of 1,479,445 shares of Class A Common Stock that were granted to current and former employees of Utz.

Item 3.03.	Material Modification to Rights of Security Holders

In connection with the Closing of the Business Combination, on August 28, 2020, the Company domesticated into the State of Delaware from the Cayman Islands by filing a Certificate of Domestication (the “Certificate of Domestication”) and Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State and also adopted bylaws (the “Bylaws”) which together replace Collier Creek’s Memorandum and Articles of Association. The material terms of the Certificate of Domestication, the Certificate of Incorporation, the Bylaws and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus under the sections titled “Shareholder Proposal 1: The Domestication Proposal—Comparison of Shareholder Rights under Applicable Organizational Documents Before and After the Domestication” which is incorporated herein by reference.

Copies of the Certificate of Domestication, Certificate of Incorporation, and Bylaws are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 4.01.	Change in Registrant’s Certifying Accountant

On August 28, 2020, the Audit Committee of the Company Board approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended January 3, 2021. Grant Thornton served as the independent registered public accounting firm of Utz prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of Collier Creek, the name of the Company prior to the Business Combination, was informed on August 28, 2020 that it would be replaced by Grant Thornton as the Company’s independent registered public accounting firm following its completion of the Company’s review of the quarter ended June 30, 2020, which consist only of the accounts of the pre-Business Combination special purpose acquisition company, Collier Creek.

The reports of Withum on Collier Creek’s balance sheet as of December 31, 2019 and 2018 and the consolidated statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2019 and for the period from April 30, 2018 (inception) through December 31, 2018, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from April 30, 2018 (inception) through December 31, 2018, the fiscal year ended December 31, 2019, and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.

During the period from April 30, 2018 (inception) through December 31, 2018, the fiscal year ended December 31, 2019, and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from April 30, 2018 (inception) through December 31, 2018, the fiscal year ended December 31, 2019, and the subsequent interim period through the date of Withum’s dismissal, Collier Creek and the Company did not consult with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of Collier Creek or the Company, and no written report or oral advice was provided that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated September 3, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 2: The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

As of August 28, 2020, there were approximately 59,369,050 shares of Class A Common Stock outstanding, and in addition, there were approximately 61,249,000 shares of Class V Common Stock outstanding. These share numbers (i) exclude (a) 23,033,332 shares of Class A Common Stock subject to outstanding warrants of the Company, (b) 9,500,000 shares of Class A Common Stock reserved for issuance under the EIP, and (c) 1,479,445 shares reserved for issuance under the 2020 LTIP RSUs (as defined below). As a result of the Business Combination, based on such assumptions and after giving effect to the terms of such arrangements, (i) pre-Business Combination the public shareholders of Collier Creek hold approximately 36.5% of the voting power of the Company, (ii) the Sponsor and the non-employee directors of Collier Creek prior to the Closing of the Business Combination hold approximately 12.7% of such voting power, (iii) pre-Business Combination equityholders of Utz (the Sellers) hold approximately 50.8% of such voting power. In addition, non-affiliates of the Company hold approximately 36.7% of the voting power of outstanding shares of Class A Common Stock and Class V Common Stock immediately following the Closing of the Business Combination.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors and Appointment of Officers

The following persons are serving as executive officers and directors following the Closing. For information concerning the executive officers and directors, see the disclosure in the Proxy Statement/Prospectus in the sections titled “Directors, Officers, Executive Compensation and Corporate Governance of Collier Creek Prior to the Business Combination — Management and Collier Creek Board,” “Management of the Company Following the Business Combination,” and “Certain Relationships and Related Person Transactions”, which are incorporated herein by reference.

Name	Age	Position
Roger K. Deromedi	67	Chairman; Director
Dylan B. Lissette	48	Chief Executive Officer; Director
Michael W. Rice	77	Director; Chairman Emeritus; Special Advisor
John W. Altmeyer(2)(3)	61	Director; Chair, Nominating and Corporate Governance Committee
Timothy P. Brown	58	Director
Christina Choi(3)	42	Director
Antonio F. Fernandez(1)	61	Director
Jason K. Giordano(2)(3)	41	Director; Chair, Compensation Committee
B. John Lindeman(1)	50	Director
Craig D. Steeneck(1)(2)	62	Director; Chair, Audit Committee
Cary Devore	48	Executive Vice President, Chief Financial Officer
Todd M. Staub	54	Executive Vice President & Chief Administrative Officer
Thomas (Tucker) Lawrence	52	Executive Vice President & Chief Supply Chain Officer
Mark Schreiber	56	Executive Vice President & Chief Customer Officer, Sales and Marketing
Ajay Kataria	43	Executive Vice President, Finance & Accounting
Eric Aumen	44	Vice President and Chief Accounting Officer
James Sponaugle	44	Senior Vice President Human Resources and Personnel Development

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Effective upon the Closing, Chinh E. Chu resigned as an executive officer of Collier Creek. Effective upon the Closing, each of Chinh E. Chu, Matthew M. Mannelly and William D. Toler resigned as directors of Collier Creek.

2020 Omnibus Equity Incentive Plan

At the Shareholders Meeting, Collier Creek shareholders considered and approved the EIP and reserved 9,500,000 shares of Class A Common Stock for issuance thereunder, plus shares of Class A Common Stock subject to 2020 LTIP RSUs under the 2020 LTIP. The EIP was approved by the board of directors of Collier Creek on June 4, 2020. The EIP became effective immediately upon the Closing of the Business Combination.

A more complete summary of the terms of the EIP is set forth in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 3: The Equity Incentive Plan Proposal.” That summary and the foregoing description are qualified in their entirety by reference to the text of the EIP, which is filed as Exhibit 10.12 hereto and incorporated herein by reference.

Compensatory Plans, Contracts or Arrangements

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement—Employment Arrangements” of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

The compensatory plans, contracts and arrangements to which the Company’s named executive officers participate or may participate are set forth in the Proxy Statement/Prospectus in the sections titled “Executive Compensation of Utz―Narrative Disclosure to Summary Compensation Table―Annual Base Salaries,” “―Deferred Compensation Plan,” “―2018 Long-Term Incentive Plan,” “―Change in Control, Severance and Retirement Benefits,” “Executive Compensation of Utz―Key Compensation Actions in 2020―2020 Cash Incentive Award Program,” “―Change in Control, Severance and Retirement Benefits,” which is incorporated herein by reference.

In connection with the Business Combination, the Company also adopted a new board of directors compensation program, which is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Utz―Key Compensation Actions in 2020―New Director Compensation Program.”

Restricted Stock Units Under 2020 Long-Term Incentive Plan

Prior to the Business Combination Utz maintained the 2018 LTIP, which is described in more detail in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Utz―Narrative Disclosure to Summary Compensation Table―2018 Long-Term Incentive Plan.” The 2018 LTIP was intended to reward participants based on appreciation in the equity values of Utz through the issuance of phantom units to participants (“Phantom Units”). Each Phantom Unit represented an award of an unfunded, unsecured promise by Utz to pay to the holder of such unit a value equal to one ten thousandth of (x) the fair market value of the equity interests of Utz plus $300,000,000, less (y) a specified hurdle value determined by the administrator of the 2018 LTIP, subject to certain automatic adjustments. The value represented by the portion of each Phantom Unit that had become vested under each Phantom Unit award was to be paid no later than 30 days following a distribution event, which occurs upon the earlier of a change in control of Utz Quality Foods or December 31, 2021. The Closing of the Business Combination was not a change in control of Utz under the 2018 LTIP.

In connection with the Business Combination and immediately prior to the Closing, Utz and the Company amended and restated the 2018 LTIP such that it became the 2020 Long-Term Incentive Plan (the “2020 LTIP”), a sub-plan under the EIP, among other changes. Each participant in the 2018 LTIP elected to convert his or her Phantom Units subject to his or her 2018 LTIP award into restricted stock units under the 2020 LTIP (the “2020 LTIP RSUs”), with each restricted stock unit representing an unfunded, unsecured promise by Utz to pay a participant one share of Class A Common Stock. Subject to the occurrence of certain forfeiture events, each of the 2020 LTIP RSUs is vested in full. Upon settlement of the 2020 LTIP RSUs, the Company will issue an aggregate of 1,479,445 shares of Class A Common Stock, including 2020 LTIP RSUs issued to the Company’s named executive Officers which will settle into shares of Class A Common Stock in the following amounts:

Name	Shares of Class A Common Stock Subject to 2020 LTIP RSU
Dylan B. Lissette	119,454
Cary Devore	134,011
Ajay Kataria	94,193

The issuance of 2020 LTIP RSUs was made to fewer than 35 non-accredited investors in reliance on Rule 506 of Regulation D under the Securities Act.

This summary is qualified in its entirety by reference to the text of the EIP and 2020 LTIP, including the form of 2020 LTIP RSUs, which are included as Exhibits 10.12 and 10.13, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Bylaws adopted by the Company upon the Domestication change the Company’s fiscal year end from December 31 to the Sunday closest to December 31. As a result of this change, the Company’s 2020 fiscal year end will be January 3, 2021 and 2021 fiscal year end will be January 2, 2022. This change is intended to align the Company’s fiscal year end date with the fiscal year end of Utz and is not expected to have an effect on the Company’s results.

In addition, the information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.05.	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing of the Business Combination, on August 28, 2020 and effective as of such date, the Company Board adopted a new code of ethics and business conduct (the “Code”) applicable to the Company’s associates, officers and directors. The new Code clarifies (i) the types of permitted conduct under the Code, including business activities and opportunities and (ii) procedures for the reporting, oversight and investigation of alleged violations of the Code. We intend to post any amendments to or any waivers from a provision of the Code on our website.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is included as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, Collier Creek ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 2: The Business Combination Proposal,” which is incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.06.

Item 7.01.	Regulation FD Disclosure

On August 28, 2020, Collier Creek issued a press release announcing the closing of the Business Combination. The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

As a result of the Business Combination and Domestication and by operation of Rule 12g-3(a) promulgated under the Exchange Act, the Company is a successor issuer to Collier Creek. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus on pages F-35 through F-64, which are incorporated herein by reference. In addition, the unaudited condensed consolidated financial statements of the Company, as of June 28, 2020 and for the thirteen and twenty-six weeks ended June 28, 2020 and June 30, 2019, and the related notes thereto are attached as Exhibit 99.3 and are incorporated herein by reference.

(b) Pro forma financial information.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”, which is incorporated herein by reference. In addition, the unaudited pro forma financial statements are filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

(c) Shell company transactions.

Reference is made to Items 9.01(a) and (b) and the exhibit referred to therein, which are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of June 5, 2020, by and among Collier Creek Holdings, Series U of UM Partners, LLC, Series R of UM Partners, LLC and Utz Brands Holdings, LLC (incorporated by reference to Exhibit 2.1 of Collier Creek’s Form 8-K (File No. 001-38686), filed with the Commission on June 5, 2020.
3.1*	Certificate of Domestication of the Company.
3.2*	Certificate of Incorporation of the Company.
3.3*	Bylaws of the Company.
4.1	Specimen Warrant Certificate of Collier Creek (incorporated by reference to Exhibit 4.3 of Collier Creek’s Form S-1 (File No. 333-227295), filed with the Commission on September 12, 2018.
4.2	Warrant Agreement, dated October 4, 2018, between Continental Stock Transfer & Trust Company and Collier Creek (incorporated by reference to Exhibit 4.1 of Collier Creek’s Form 8-K (File No. 001-38686), filed with the Commission on October 10, 2018).
10.1*	Third Amended and Restated Limited Liability Company Agreement of Utz Brands Holdings, LLC, dated as of August 28, 2020, by and among Utz Brands Holdings, LLC, Utz Brands, Inc., Series U of UM Partners, LLC, Series R of UM Partners, LLC and each other person who is or at any time becomes a member of Utz Brands Holdings, LLC.
10.2*†	Tax Receivable Agreement, dated August 28, 2020, by and among Utz Brands, Inc., Utz Brands Holdings, LLC, Series U of UM Partners, LLC, Series R of UM Partners, LLC and the TRA Party Representative.
10.3*	Investor Rights Agreement, dated as of August 28, 2020, by and among Utz Brands, Inc., Series U of UM Partners, LLC, Series R of UM Partners, LLC, the Sponsor Parties and the Sponsor Representative.
10.4*	Standstill Agreement, dated as of August 28, 2020, by and among Utz Brands, Inc., Series U of UM Partners, LLC, Series R of UM Partners, LLC, Collier Creek Partners LLC, certain founder holders and certain beneficial owners and related parties of Series U of UM Partners, LLC and Series R of UM Partners, LLC.
10.5	Sponsor Side Letter Agreement, dated June 5, 2020, by and among Collier Creek Holdings, Collier Creek Partners, LLC, Chinh E. Chu, Jason Giordano, Roger Deromedi and certain of their family members and affiliates and the independent directors of Collier Creek Holdings, Inc. (incorporated by reference to Exhibit 10.1 of Collier Creek’s Form 8-K (File No. 001-38686), filed with the Commission on June 5, 2020).
10.6	Unit Purchase Agreement, dated June 5, 2020, by and among Collier Creek Partners LLC, BSOF SN LLC, Series U of UM Partners, LLC and Series R of UM Partners, LLC (incorporated by reference to Exhibit 10.2 of Collier Creek’s Form 8-K (File No. 001-38686), filed with the Commission on June 5, 2020).
10.7	Form of Forward Purchase Agreement between the Company and the investor named therein (incorporated by reference to Exhibit 10.9 of Collier Creek’s Form S-1 (File No. 333-227295), filed with the SEC on September 12, 2018).
10.8†	First Lien Term Loan Credit Agreement, dated November 21, 2017, entered into by and among Utz Quality Foods, LLC, Bank of America, N.A. and the other parties thereto as amended July 23, 2020 (incorporated by reference to Exhibit 10.10 of Collier Creek’s Registration Statement on Form S-4 (File No. 333-239151), filed with the Commission on August 3, 2020).
10.9†	ABL Credit Agreement, dated November 21, 2017, entered into by and among Utz Quality Foods, LLC, Bank of America, N.A. and the other parties thereto as amended September 3, 2019, April 1, 2020, and July 23, 2020 (incorporated by reference to Exhibit 10.11 to Collier Creek’s Registration Statement on Form S-4 (File No. 333-239151), filed with the Commission on August 3, 2020).
10.10*+	Offer Letter dated August 28, 2020 by and between the Company and Dylan Lissette.
10.11+	Offer Letter, dated June 27, 2017, entered into by and between Utz Quality Foods, LLC and Ajay Kataria (incorporated by reference to Exhibit 10.9 to Collier Creek’s Registration Statement on Form S-4 (File No. 333-239151), filed with the Commission on August 3, 2020).
10.12*+	Utz Brands, Inc. 2020 Omnibus Equity Incentive Plan and forms of award agreements thereunder.
10.13*+	Utz Quality Foods, LLC 2020 Long-Term Incentive Plan and form of award agreement thereunder.
10.14*+	Utz Brands, Inc. Executive Severance Benefit Plan.
10.15*+	Utz Brands, Inc. Change in Control Severance Benefit Plan.
10.16*+	Utz Quality Foods, Inc. Non-qualified deferred Compensation Plan, adopted April 15, 2008.
14.1*	Utz Brands, Inc. Code of Business Conduct and Ethics.
16.1*	Letter of WithumSmith+Brown, PC to the SEC, dated September 3, 2020.
21.1*	List of Subsidiaries of the Company.
99.1*	Press Release, dated August 28, 2020.
99.2*	Selected Historical Consolidated Financial and Other Data.
99.3*	Unaudited consolidated financial statements of Utz Brands Holdings, LLC as of June 28, 2020 and for the thirteen and twenty-six weeks ended June 28, 2020 and June 30, 2020.
99.4*	Unaudited pro forma condensed combined financial information of the Company as of June 28, 2020 and for the thirteen and twenty-six weeks ended June 28, 2020 and June 30, 2020.
99.5*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company for the thirteen and twenty-six weeks ended June 28, 2020 and June 30, 2019.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

*	Filed herewith
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: September 3, 2020	By:	/s/ Cary Devore
Cary Devore
Executive Vice President, Chief Financial Officer